                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT AUDITORS OF VAXCEL, INC.

     We consent to the references to our firm under the captions "Selected Historical Financial Data of Vaxcel" and "Experts" and to the use of our report dated February 14, 1997, in this Registration Statement (No. 333-19125) and related Prospectus of Vaxcel, Inc.

                                             /s/ ERNST & YOUNG LLP

Atlanta, Georgia
February 19, 1997